UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2016

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Avenue of the Americas, 6th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2016, the Compensation and Benefits Committee of the Board of Directors of Weight Watchers International, Inc. (the “Company”) approved the following modifications to the compensation arrangement of Nicholas P. Hotchkin, Chief Financial Officer: (i) performance-based cash bonus target increased to 75% of base salary, (ii) lump sum payment for involuntary termination of employment not for cause equal to twelve (12) months of his base salary (such lump sum not to be paid in the event of a change of control of the Company insofar as such event is governed by a continuity agreement or other written agreement between Mr. Hotchkin and the Company); and (iii) continued medical coverage under the Company-sponsored health plans for twelve (12) months following involuntary termination of employment not for cause (or such shorter period of time if he obtains alternative health coverage from another employer). All the modifications are effective as of August 25, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: August 31, 2016	By:	/s/ Michael F. Colosi
	Name:	Michael F. Colosi
	Title:	General Counsel & Secretary

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